Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-189719) and related Prospectus of EQT Midstream Partners, LP for the registration of Common Units Representing Limited Partner Interests and Debt Securities of our report dated June 26, 2014, with respect to the combined financial statements of EQT Midstream Partners, LP included in its Current Report (Form 8-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 26, 2014